    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 2000

                                        REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

         BANCWEST CORPORATION                          DELAWARE                               99-0156159
          BANCWEST CAPITAL I                           DELAWARE                               99-0351988
         BANCWEST CAPITAL II                           DELAWARE                               99-0351989
    (EXACT NAME OF EACH REGISTRANT         (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION
     AS SPECIFIED IN ITS CHARTER)           INCORPORATION OR ORGANIZATION)                     NUMBER)

                               999 BISHOP STREET
                             HONOLULU, HAWAII 96813
                                 (808) 525-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            WILLIAM E. ATWATER, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              BANCWEST CORPORATION
                               999 BISHOP STREET
                             HONOLULU, HAWAII 96813
                                 (808) 525-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                               LEE MEYERSON, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10017-3954
                           TELEPHONE: (212) 455-2000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective as determined by market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
----------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
----------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM AGGREGATE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED           OFFERING PRICE (2)(3)(4)     AMOUNT OF REGISTRATION FEE(5)
-----------------------------------------------------------------------------------------------------------------------
Capital Securities of the trusts(1).......................
-----------------------------------------------------------------------------------------------------------------------
Guarantees of BancWest Corporation of Capital Securities
  issued by the trusts and certain back-up
  obligations(6)..........................................
-----------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debentures of BancWest
  Corporation(7)..........................................
-----------------------------------------------------------------------------------------------------------------------
Total.....................................................         $300,000,000                      $79,200
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) The "trusts" refers to BancWest Capital I and BancWest Capital II.

(2) Pursuant to General Instruction II.D to Form S-3, the Proposed Maximum Aggregate Offering Price has been omitted for each class of securities but has been listed for the aggregate amount of all securities registered hereby.

(3) If any securities are issued at an original issue discount, then such greater amount as shall result in aggregate proceeds of $300,000,000.

(4) The amount in the table has been estimated solely for purposes of calculating the registration fee.

(5) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(6) Includes the rights of holders of the capital securities under any guarantees and certain back-up undertakings, comprised of the obligations of BancWest Corporation to provide certain indemnities in respect of, and pay and be responsible for, certain costs, expenses, debts and liabilities of each of the trusts, other than with respect to the capital securities and common securities of such trust, and such obligations of BancWest Corporation as set forth in the amended and restated declaration of trust of each trust and the indenture, in each case as further described in the registration statement. The guarantees, when taken together with BancWest Corporation's obligations under the related junior subordinated debentures, the indenture and the related amended and restated declaration of trust, will provide a full and unconditional guarantee on a subordinated basis by BancWest Corporation of payments due on the capital securities. No separate consideration will be received for any Guarantees or any such back-up obligations.

(7) The junior subordinated debentures to be issued by BancWest Corporation and which are covered by this registration statement will be exchanged by BancWest Corporation for the corresponding series of capital securities. The junior subordinated debentures may be distributed later, without additional consideration, to the holders of each applicable series of capital securities of each of the trusts if the respective trusts are dissolved and their assets are distributed to the respective holders of such capital securities.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED OCTOBER 25, 2000

PROSPECTUS

                                  $300,000,000

                               BANCWEST CAPITAL I
                              BANCWEST CAPITAL II

                              PREFERRED SECURITIES
     FULLY AND UNCONDITIONALLY GUARANTEED TO THE EXTENT DESCRIBED HEREIN BY

                              BANCWEST CORPORATION

                            ------------------------

These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale, These terms and prices will be described in more detail in one or more supplements to this prospectus, which will be distributed at the time the securities are offered.

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

                            ------------------------

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY OF THE SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                            ------------------------

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  This prospectus is dated             , 2000

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
About This Prospectus.................    1
Where You Can Find More Information
  About BancWest Corporation..........    2
Summary...............................    3
BancWest Corporation..................    4
The Trusts............................    4
Use Of Proceeds.......................    5
Ratio Of Earnings To Fixed Charges....    5
Accounting Treatment..................    5

                                        PAGE
                                        ----
Description Of The Preferred
  Securities..........................    6
Description Of The Guarantees.........   12
Description Of The Junior Subordinated
  Debentures..........................   15
Book-Entry Issuance...................   23
ERISA Matters.........................   26
Plan Of Distribution..................   26
Legal Opinions........................   27
Experts...............................   27

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that BancWest Corporation, BancWest Capital I and BancWest Capital II have filed with the SEC using a "shelf" registration process. Under this shelf process, we may issue our junior subordinated debentures to one of the trusts in exchange for preferred securities of the trust. We may then sell those preferred securities, guaranteed by the related guarantees of BancWest Corporation, as described in this prospectus, in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the capital securities of BancWest Capital I and BancWest Capital II, which we refer to as the trusts, and the related guarantees and junior subordinated debentures. Each time preferred securities of a trust are being sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. References to this prospectus or the prospectus supplement also mean the information contained in other documents we have filed with the SEC and have referred you to in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with any additional information that we refer you to as discussed under "Where You Can Find More Information About BancWest Corporation."

                   WHERE YOU CAN FIND MORE INFORMATION ABOUT
                              BANCWEST CORPORATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document which we file at the SEC's public reference rooms in Washington, D.C., New York, New York, Chicago, Illinois and Denver, Colorado. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" in this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Preferred Securities:

- Annual Report on Form 10-K for the year ended December 31, 1999, as amended;
  and

- Quarterly Report on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

     You may request a copy of these filings at no cost, by writing or telephoning BancWest Corporation, William E. Atwater, Secretary, 999 Bishop Street, Honolulu, Hawaii 96813, telephone (808) 525-8145.

     This prospectus does not contain or incorporate by reference any separate financial statements of the trusts. We do not believe that these financial statements are required because:

- all of the voting securities of the trusts will be owned, directly or indirectly, by us, a reporting company under the Securities Exchange Act of 1934;

- the trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial ownership interests in their respective assets in exchange for junior subordinated debentures issued by us; and

- the obligations of the trusts under the preferred securities are guaranteed by us to the extent described in this prospectus.

As such, the trusts are not subject to the informational reporting requirements of the Securities Exchange Act of 1934.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                    SUMMARY

     Each of the trusts is a business trust recently organized under Delaware law by us. They may each issue to us one series of their preferred securities which we may offer, at prices and on terms to be determined at the time of sale. Each trust will issue only one series of preferred securities. The preferred securities will represent undivided beneficial ownership interests in the assets of the applicable trust. Unless the applicable prospectus supplement states otherwise, holders of preferred securities will receive cash distributions on a periodic basis and payments on liquidation, redemption or otherwise of the preferred securities as described in the applicable prospectus supplement.

     The preferred securities will be guaranteed on a subordinated basis by us to the extent described in this prospectus and the applicable prospectus supplement. Our obligations under the guarantees will be subordinated to the same extent as our obligations under the junior subordinated debentures.

     When a trust issues a series of its preferred securities to us, it will also issue to us a series of common securities. The trust will issue the preferred securities and common securities to us in exchange for a corresponding series of our junior subordinated debentures. The junior subordinated debentures held by the applicable trust may be distributed subsequently on a proportionate basis to holders of preferred securities and common securities if that trust were to be dissolved. The trust may be dissolved subject to certain conditions that will be described in an accompanying prospectus supplement.

     Each guarantee, when taken together with our obligations under the corresponding series of junior subordinated debentures, the indenture under which the junior subordinated debentures will be issued and the relevant declaration of trust, including our obligations to pay the costs, expenses, debts and liabilities of each trust (other than regarding the preferred securities and the common securities of the trust), will constitute a full and unconditional guarantee on a subordinated basis by us of all payments due on the preferred securities and common securities.

                              BANCWEST CORPORATION

     We are a bank holding company headquartered in Honolulu, Hawaii, with an administrative headquarters in San Francisco, California. Our principal subsidiaries are two full-service community banks, Bank of the West, headquartered in San Francisco, California, and Hawaii-based First Hawaiian Bank.

     At September 30, 2000, we had total assets of $18.0 billion, loans of $13.6 billion, deposits of $13.8 billion and shareholders' equity of $1.9 billion.

CONTACT INFORMATION

     Our executive offices are located at 999 Bishop Street, Honolulu, Hawaii 96813 and our Investors Relations telephone number is (808) 525-7086.

                                   THE TRUSTS

PURPOSE AND OWNERSHIP OF THE TRUSTS

     Each of the trusts is a business trust recently organized under Delaware law by us and the trustees of the trusts. The trusts are being established solely for the following purposes:

- to issue to us, in exchange for our junior subordinated debentures, the preferred securities which represent undivided beneficial ownership interests in the assets of each trust;

- to issue the common securities to us in exchange for our junior subordinated debentures in a total liquidation amount equal to 3% of the total capital of each trust; and

- to engage in other activities that are directly related to the activities described above, such as registering the transfer of the preferred securities.

     Because each trust is being established only for the purposes listed above, the applicable series of junior subordinated debentures will be the sole assets of the applicable trust, and payments under the junior subordinated debentures will be the sole source of income to that trust.

     As issuer of the junior subordinated debentures, we will pay:

- all fees, expenses and taxes related to each trust and the offering of each trust's preferred securities and common securities; and

- all ongoing costs, expenses and liabilities of the trusts, except obligations to make distributions and other payments on the common securities and the preferred securities.

     For so long as the preferred securities remain outstanding, we will promise to:

- cause each trust to remain a business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the relevant declaration of trust;

- own directly or indirectly all of the common securities;

- use our commercially reasonable efforts to ensure that each trust will not be an "investment company" for purposes of the Investment Company Act of 1940; and

- take no action that would be reasonably likely to cause either trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

THE TRUSTEES

     Each of the trust's business and affairs will be conducted by its five trustees. In each case, the three administrative trustees of each trust will be individuals who are our employees. The property trustee of each trust will hold title to the junior subordinated debentures for the benefit of the holders of the preferred securities of each trust and will have the power to execute all rights and powers of a registered holder of junior subordinated debentures under the indenture. The Delaware trustee will maintain its principal place of business in Delaware and meet the requirements of Delaware law for Delaware business trusts.

     We have the sole right to appoint, remove and replace any of the trustees of each trust unless an event of default occurs under the indenture. In that event, the holders of a majority in liquidation amount of the applicable preferred securities will have the right to remove and appoint the property trustee and the Delaware trustee.

ADDITIONAL INFORMATION

     For additional information concerning the particular trust issuing a series of preferred securities, see "The Trust" in the applicable prospectus supplement. We anticipate that the trusts will not be required to file any reports with the SEC after the issuance of the preferred securities. As discussed below under the caption "Accounting Treatment", we will provide certain information concerning each of the trusts and the preferred securities in the financial statements included in our own periodic reports to the SEC.

OFFICES OF THE TRUSTS

     The executive office of each trust is c/o BancWest Corporation, 999 Bishop Street, Honolulu, Hawaii 96813, Attention: General Counsel, and its telephone number is (808) 525-7738.

                                USE OF PROCEEDS

     Except as otherwise may be described in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the preferred securities for general corporate purposes, which may include the repayment of debt, investments in or extensions of credit to our subsidiaries and the financing of possible acquisitions.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                 NINE MONTHS
                                    ENDED
                                SEPTEMBER 30,              YEAR ENDED DECEMBER 31,
                                --------------    -----------------------------------------
                                2000     1999     1999     1998     1997     1996     1995
                                -----    -----    -----    -----    -----    -----    -----
Earnings to fixed charges:
 Excluding interest on
   deposits...................  4.07x    4.03x    4.17x    2.92x    2.88x    2.58x    2.31x
 Including interest on
   deposits...................  1.66x    1.63x    1.64x    1.44x    1.47x    1.45x    1.45x

     For purposes of computing the consolidated ratios of earnings to fixed charges, earnings represent income before income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest (other than on deposits), whether expensed or capitalized, and that portion of rental expense (generally one third) deemed representative of the interest factor. Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, each trust will be treated as a subsidiary of ours, and, accordingly, the accounts of each trust will be included in our consolidated financial statements. The capital securities will be presented as part of debt and capitalized lease obligations in the consolidated statement of financial condition. Appropriate disclosure about the junior subordinated debentures and the guarantee will be included in the notes to the consolidated financial statements. For financial reporting purposes, we will record distributions payable on the capital securities as interest expense in the consolidated statement of income.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The following description of the terms and provisions of preferred securities summarizes certain general terms that will apply to each series of preferred securities. This description is not complete, and we refer you to the certificate of trust and the declaration of trust for each trust and the form of the amended and restated declaration of trust, copies of which we filed as exhibits to the registration statement of which this prospectus is a part.

DECLARATION OF TRUSTS

     When a trust issues a series of preferred securities, the declaration of trust relating to that trust will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of preferred securities. Each trust will issue only one series of preferred securities.

     The declaration of trust of each trust will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, Bank One Trust Company, N.A. will act as indenture trustee under each relevant declaration of trust.

     Each series of preferred securities will represent undivided beneficial ownership interests in the assets of the applicable trust. The holders of the preferred securities will be entitled to a preference in certain circumstances regarding distributions from the applicable trust and amounts payable on redemption or liquidation over the corresponding series of common securities, as well as other benefits as described in the relevant declaration of trust.

SPECIFIC TERMS OF EACH SERIES

     Each time that a trust issues a series of preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of these preferred securities. These terms may include the following:

- the distinctive designation of the preferred securities;

- the number of preferred securities issued by the applicable trust and the liquidation value of each such preferred security;

- the annual distribution rate (or method of determining such rate) for preferred securities issued by the applicable trust and the date or dates upon which such distributions will be payable;

- whether distributions on preferred securities issued by the applicable trust may be deferred and, if so, what the maximum number of distributions that may be deferred and the terms and conditions of such deferrals will be;

- whether distributions on preferred securities issued by the applicable trust will be cumulative, and, in the case of preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by each trust will be cumulative;

- the amount or amounts which will be paid out of the assets of the applicable trust to the holders of preferred securities of the trust upon voluntary or involuntary dissolution, winding up or termination of the applicable trust;

- the obligation, if any, of the applicable trust to purchase or redeem preferred securities issued by the applicable trust and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities issued by the applicable trust will be purchased or redeemed, in whole or in part, pursuant to such obligation;

- the voting rights, if any, of preferred securities issued by the applicable trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to specified action or amendments to the relevant declaration of trust; and

- any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the applicable trust, consistent with the declaration of the trust and with applicable law.

     All preferred securities that a trust offers will be guaranteed by us to the extent set forth below under the caption "Description of the Guarantees" in this prospectus. The applicable prospectus supplement will also describe the United States federal income tax considerations applicable to each offering of preferred securities.

ISSUANCE OF COMMON SECURITIES

     In connection with the issuance of preferred securities, each trust will also issue a new series of common securities to us. Except as described below under the caption "-- Subordination" in this prospectus, the terms of the common securities issued by the applicable trust will be substantially identical to the terms of the preferred securities. These terms will be defined in the relevant declaration of trust and will be summarized in the applicable prospectus supplement. These terms will include the following:

- the annual distribution rate (or method of determining that rate) and the date or dates upon which the distributions will be payable;

- the rights of the applicable trust to redeem the common securities and related provisions;

- the voting rights of holders of the common securities;

- any liquidation rights or similar restrictions;

- and other specific terms of the common securities (not inconsistent with the relevant declaration of trust).

SUBORDINATION

     The common securities will rank on a par with, and payments will be made on them on a proportionate basis with, the preferred securities issued by the applicable trust, except that upon a trust enforcement event, as described below, the rights of the holders of the common securities to payments of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities.

HOLDER OF COMMON SECURITIES

     Except in certain limited circumstances, the holder of the common securities of the applicable trust will have sole power to appoint, remove or replace any of the trustees of the applicable trust. All of the common securities of the applicable trust will be directly or indirectly owned by us.

TRUST ENFORCEMENT EVENTS

     An event of default under the indenture that has occurred and is continuing constitutes a trust enforcement event under the relevant declaration of trust.

REMEDIES OF HOLDERS OF PREFERRED SECURITIES AND THE PROPERTY TRUSTEE

     If a trust enforcement event occurs and is continuing, then the holders of preferred securities of the applicable trust would rely on the enforcement by the property trustee of its rights as a holder of the junior subordinated debentures against us. In addition, the holders of a majority in liquidation amount of the preferred securities of the applicable trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the relevant declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debentures.

     Upon the occurrence of a trust enforcement event, the property trustee, as the holder of the junior subordinated debentures, will have the right under the indenture to declare the principal of and premium, if any, and interest on the junior subordinated debentures held by the applicable trust to be immediately due and payable.

     If the property trustee fails to enforce its rights regarding the junior subordinated debentures held by the applicable trust, any holder of preferred securities may, to the extent permitted by applicable law, institute a legal proceeding directly against us to enforce the property trustee's rights under these junior subordinated debentures without first instituting any legal proceeding against the property trustee or any other person or entity. In addition, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to make any required payments on the junior subordinated debentures when due, then a holder of preferred securities may, on or after the date that such payment was due, institute a proceeding directly against us for enforcement of payment on the junior subordinated debentures having a principal amount equal to the total liquidation amount of the preferred securities held by that holder (we refer to such proceeding as a "Direct Action"). In connection with a Direct Action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of junior subordinated debentures.

REMEDIES OF HOLDERS OF COMMON SECURITIES

     The holder of the common securities will be deemed to have waived any trust enforcement event regarding the common securities until all trust enforcement events regarding the preferred securities have been cured, waived or otherwise eliminated. Until such a trust enforcement event has been cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the property trustee regarding remedies under the relevant declaration of trust, and, therefore, the indenture.

LIMITATION ON CONSOLIDATIONS, MERGERS AND SALE OF ASSETS

     Each of the trusts may not consolidate, merge with or into, or sell or lease substantially all of its properties and assets to any corporation or other entity, unless:

- a majority of the administrative trustees consent to such a transaction;

- the successor assumes all of the obligations of the trust regarding the preferred securities, or substitutes other securities for the preferred securities with the same terms and other provisions as the preferred securities (which we refer to as "Successor Securities"), and regarding the trustees;

- if Successor Securities are issued, these securities are listed on the same national securities exchange on which the preferred securities were listed;

- the transaction does not cause the preferred securities or the Successor Securities to be downgraded by a national ratings organization;

- such transaction does not adversely affect the rights of the holders of the preferred securities in any material respect;

- following the transaction, the trust would not have to register as an "investment company" under the Investment Company Act of 1940;

- we, or a successor which will own all of the common securities of the trust or its successor, will guarantee the preferred securities, or the Successor Securities, to the same extent as the preferred securities are guaranteed by the guarantee;

- the trust would not be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, unless each holder of preferred securities consents to such a change; and

- the holders of the preferred securities would continue to be treated as owning an undivided beneficial interest in the assets of the trust, unless each holder of the preferred securities consents to such a change.

PAYING AGENT

     Unless the applicable prospectus supplement states otherwise, in the event that any preferred securities are not in the form of global securities, as described under "Book-Entry Issuance", each trust will maintain in the Borough of Manhattan, The City of New York, an office or agency where the preferred securities may be presented for payment by a paying agent.

     Each trust may appoint a paying agent and may appoint one or more additional paying agents in such other locations as it may determine and change any paying agent without prior notice to the holders of preferred securities. Each trust, or any of its affiliates, may act as paying agent regarding any series of preferred securities. Unless the applicable prospectus supplement states otherwise, the property trustee will act as paying agent for each series of preferred securities. In the event that the property trustee will no longer act as the paying agent, the administrative trustees may appoint a successor, which will be a bank or trust company acceptable to us, to act as paying agent.

TRANSFER OF PREFERRED SECURITIES

     For each issue of preferred securities, the property trustee will keep a security register to provide for the transfer and registration of transfer of preferred securities. The following provisions

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

apply to the transfer of preferred securities which are not issued in book-entry form:

- Holders of any issue of preferred securities may exchange their securities for an equal principal amount of other preferred securities of different authorized denominations of the same issue and with the same terms.

- No service charge will be made for any registration of transfer or exchange of securities, but the trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of securities.

- If the preferred securities are to be redeemed in part, the trust will not be required:

-- to issue, register the transfer of or exchange any securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such securities selected for redemption and ending at the close of business on the day of such mailing; or

-- to register the transfer or exchange of any preferred security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

GLOBAL SECURITIES

     The preferred securities of any issue may be issued in the form of one or more global securities. Preferred securities of any issue will no longer be eligible to be represented in the form of a global security and will be registered in definitive form if one of the following events occurs:

- if at any time the depositary notifies the applicable trust that it is unwilling or unable under the Securities Exchange Act of 1934 and other applicable law to continue as depositary or if at any time it will no longer be eligible, in each case if a successor depositary is not appointed within 90 days after the applicable trust receives notice or becomes aware of this ineligibility; or

- the applicable trust, in its sole discretion, may determine that the preferred securities issued in the form of one or more global securities will no longer be represented by a global security.

     For more information regarding the issuance of global securities and the depositary arrangements for them, see below under the caption "Book-Entry Issuance" in this prospectus.

REGISTRATION OF GLOBAL SECURITIES

     If the preferred securities are to be issued in the form of one or more global securities, then an administrative trustee on behalf of the applicable trust will execute and the property trustee will cause the global securities to be registered in the name of the depositary for these global securities or its nominee.

REGISTRATION OF PREFERRED SECURITIES IN DEFINITIVE FORM

     Preferred securities not represented by a global security which are issued in exchange for all or a part of a global security will be registered in such names and in such authorized denominations as the depositary, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the property trustee. Upon execution and authentication, the property trustee will deliver the preferred securities not represented by a global security to the persons in whose names such definitive preferred securities are so registered. The preferred securities that are not initially represented by a global security may be exchanged or transferred for part of a global security pursuant to the instructions and procedures of the depositary.

RELIANCE ON THE DEPOSITARY BY THE TRUSTS AND PROPERTY TRUSTEE

     In connection with each issue of preferred securities, the applicable trust and property trustee may for all purposes, including the making of payments due on these preferred securities, deal with the depositary as the authorized representative of the holders of these preferred securities for the purpose of exercising the rights of these holders. The rights of the owner of any beneficial interest in a global security will be limited to those established by law and agreements between such owners and depository participants or Euroclear and Cedel; provided that no such agreement will give any rights to any person against the applicable trust or property trustee without the written consent of these parties.

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

TRANSFER OF BENEFICIAL INTERESTS IN GLOBAL SECURITIES

     Global securities may not be transferred as a whole except under the following circumstances:

- by the depositary to a nominee of the depositary;

- by a nominee of the depositary to the depositary or another nominee of the depositary; or

- by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

     Interests of beneficial owners in a global security may be transferred or exchanged for preferred securities not represented by a global security and preferred securities not represented by a global security may be transferred or exchanged for global securities in accordance with rules of the depositary.

AMENDMENTS

AMENDMENTS WITHOUT CONSENT OF HOLDERS OF PREFERRED SECURITIES

     Each declaration of trust may be amended without the consent of the holders of the preferred securities:

- to cure any ambiguity;

- to correct or supplement any provisions in the declaration of trust that may be defective or inconsistent with any other provision in the relevant declaration of trust;

- to add to our covenants, restrictions or obligations, as sponsor of the trusts;

- to conform to any change in Rule 3a-5 under the Investment Company Act of 1940 or written change in interpretation or application of Rule 3a-5 under the Investment Company Act of 1940 by any legislative body, court, government agency or regulatory authority; or

- to modify, eliminate or add to any provisions as necessary to the relevant declaration of trust to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred securities or common securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act of 1940;

provided that any action described in this sentence may be taken only if it does not adversely affect in any material respect the rights of the holders of preferred securities or common securities.

AMENDMENT WITH CONSENT OF HOLDERS OF PREFERRED SECURITIES AND COMMON SECURITIES

     Without the consent of each holder of the preferred securities and the common securities, the relevant declaration of trust may not be amended to:

- change the amount or timing of any distribution of the preferred securities and the common securities or otherwise adversely affect the amount of any distribution required to be made on the preferred securities and the common securities;

- restrict the right of a holder of preferred securities to institute suit for the enforcement of any payment owed on these securities; or

- change the voting requirements and other provisions relating to amendments.

     Without the consent of 66 2/3% of the holders of outstanding preferred securities and common securities voting as a single class, the relevant declaration of trust may not be amended to:

     1. adversely affect the powers, preferences or special rights of the preferred securities and the common securities; or

     2. result in the dissolution, winding-up or termination of the applicable trust other than pursuant to the terms of the relevant declaration of trust;

provided that, if any amendment or proposal referred to in clause (1) above would adversely affect only the preferred securities or the common securities, then only the affected class will be entitled to vote on such amendment or proposal.

AMENDMENTS WITH CONSENT OF HOLDERS OF COMMON SECURITIES

     Without the consent of the holders of a majority in liquidation amount of the common securities, the relevant declaration of trust may not be amended to change the rights of the holders of the common securities to increase or decrease the number of, and appoint and remove trustees.

PROVISIONS THAT MAY NOT BE AMENDED

     Under no circumstances may the following provisions of the relevant declaration of trust be amended:

- to cause the applicable trust to be classified an association or publicly traded partnership taxable as a corporation as for United States federal income tax purposes;

- to reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act of 1939; and

- to cause the applicable trust to be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940.

MEETINGS OF THE HOLDERS OF SECURITIES

MEETINGS

     The administrative trustees of any issue of preferred securities may call a meeting of the holders of the securities on any matter on which these securities are entitled to act under the relevant declaration of trust. In addition, the holders of at least 10% in liquidation amount of issue of preferred securities may direct the administrative trustees to call such a meeting. The administrative trustees are required to give notice of any such meeting at least 7 days but not more than 60 days before the date of that meeting. The administrative trustees, in their sole discretion, will establish all other provisions relating to meetings of holders of preferred securities not stated below.

ACTION BY WRITTEN CONSENT

     Whenever a vote, consent or approval of the holders of preferred securities is permitted or required, that vote, consent or approval may be given at the meeting. Any action that may be taken at a meeting of these holders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders owning not less than the minimum amount of preferred securities in liquidation amount that would be necessary to authorize or take such action at the meeting itself.

PROXIES

     Each holder of a preferred security may authorize any person to act for it by proxy on all matters but proxies will not be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy will be revocable at the pleasure of the holder of preferred securities executing the proxy. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies will be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the applicable trust were a Delaware corporation and the holders of the preferred securities were stockholders of a Delaware corporation.

GOVERNING LAW

     Each declaration of trust and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

                         DESCRIPTION OF THE GUARANTEES

     The following description of the terms and provisions of the guarantees summarizes certain general terms that will apply to each guarantee that we deliver in connection with a series of preferred securities. This description is not complete, and we refer you to the form of the guarantee agreement, a copy of which we filed as an exhibit to the registration statement of which this prospectus is a part.

     When a trust sells a series of its preferred securities, we will execute and deliver a guarantee of that series of preferred securities under a guarantee agreement for the benefit of the holders of these preferred securities. Only one guarantee will be issued by us in connection with the issuance of preferred securities by the applicable trust. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, Bank One Trust Company, N.A. will act as indenture trustee under each guarantee agreement. The guarantee trustee will hold each guarantee for the benefit of the holders of the preferred securities of the applicable trust.

SPECIFIC TERMS OF THE GUARANTEES

     Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full the following payments or distributions on each corresponding series of preferred securities, to the extent that they are not paid by, or on behalf of, the applicable trust:

- any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the applicable trust has sufficient funds available for those payments at the time;

- the redemption price regarding any preferred securities called for redemption, to the extent that the applicable trust has sufficient funds available for those redemption payments at such time; and

- upon a voluntary or involuntary dissolution, winding up or liquidation of the applicable trust, unless the corresponding series of junior subordinated debentures are distributed to holders of the preferred securities, the lesser of:

     - the total liquidation amount of the preferred securities and all accumulated and unpaid distributions on them to the date of payment; and

     - the amount of assets of the applicable trust remaining available for distribution to holders of the preferred securities.

     Our obligation to make the payments described above under the guarantee may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the applicable trust to pay such amounts to these holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of setoff or counterclaim that the applicable trust may have or assert.

     Each guarantee will apply only to the extent that the applicable trust has sufficient funds available to make the required payments. If we do not make interest payments on the junior subordinated debentures held by the applicable trust, then the trust will not be able to pay distributions on the preferred securities issued by the trust and will not have funds legally available for these payments.

NATURE OF THE GUARANTEE

     We will, through the relevant declaration of trust, the guarantee, the junior subordinated debentures and the indenture, taken together, fully and unconditionally guarantee the applicable trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the applicable trust's obligations under the preferred securities.

     Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. In addition, each guarantee will not be discharged except by payment of the amounts due under it in full to the extent they have not been paid by the applicable trust or upon distribution of junior subordinated debentures to the holders of the
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

preferred securities in exchange for all of these preferred securities.

GUARANTEE OF COMMON SECURITIES

     We also will irrevocably and unconditionally guarantee the obligations of the applicable trust regarding that trust's common securities to the same extent as its guarantee of the applicable preferred securities, except that upon the occurrence and the continuation of a trust enforcement event regarding the applicable trust, holders of these preferred securities will have priority over holders of the common securities regarding distributions and payments on liquidation, redemption or otherwise.

RANKING

     Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our other liabilities to the same extent as the junior subordinated debentures.

     The guarantees will not place a limitation on the amount of additional senior debt that may be incurred by us.

CERTAIN COVENANTS OF BANCWEST CORPORATION

     In general, we will covenant in each guarantee that, so long as any preferred securities issued by a trust remain outstanding, if

- there shall have occurred any event of default under the indenture regarding the applicable series of junior subordinated debentures;

- we shall be in default regarding its payment of any obligations under the related guarantee; or

- we shall have given notice of our election to defer interest payments on the junior subordinated debentures, as described below under the caption "Description of the Junior Subordinated Debentures -- Option to Defer Interest" and we shall not have rescinded that notice or begun making such payments, then we will not, and will not permit any subsidiary to, do the following:

- to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock; or

- make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a par with or junior to the junior subordinated debentures or make any payments regarding any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks on a par with or junior to these junior subordinated debentures.

At any time, however, we may do the following:

- pay dividends or make distributions in our common stock;

- make payments under the applicable guarantee made by us regarding preferred securities of the applicable trust;

- declare a dividend in connection with the implementation of a shareholders' rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan; and

- purchase common stock related to the issuance of common stock or rights under any of our benefit plans.

AMENDMENTS

     Unless otherwise specified in the applicable prospectus supplement, each guarantee may be amended under the following two circumstances:

- regarding changes to the guarantee that do not materially adversely affect the rights of holders of the applicable preferred securities, no consent of such holders will be required; and

- all other amendments to the guarantee may not be made without the prior approval of the holders of not less than a majority of the total liquidation amount of the outstanding preferred securities to which the guarantee relates.

     The manner of obtaining the necessary approvals to amend a guarantee are the same as for holders of the preferred securities, which are described above under "Description of the Preferred Securities -- Meetings of the Holders of Securities".

ASSIGNMENT

     All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT AND REMEDIES

     An event of default under a guarantee will occur upon our failure to make any of our payments or perform any of our other obligations under it.

     The holders of not less than a majority in total liquidation amount of the preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such guarantee.

     If the guarantee trustee fails to enforce a guarantee, then any holder of the corresponding series of preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee's rights under that guarantee, without first instituting a legal proceeding against the applicable trust that issued the preferred securities, the guarantee trustee or any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of a guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee. After a default under the guarantee, which has not been cured or waived, that is actually known to a responsible officer of the guarantee trustee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by such action.

TERMINATION OF THE GUARANTEES

     Each guarantee will terminate upon any of the following events:

- the full payment of the redemption price of all preferred securities of the applicable trust;

- the full payment of the amounts payable upon liquidation of the applicable trust; or

- the distribution of the junior subordinated debentures held by the applicable trust to the holders of the preferred securities of the trust in exchange for all of the preferred securities of the trust.

     Each guarantee will continue to be effective or will be reinstated, if at any time any holder of related preferred securities issued by the applicable trust is required to restore payment of any sums paid under the applicable preferred securities or the guarantee.

GOVERNING LAW

     The guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     The following summary of the terms and provisions of our junior subordinated debentures that will be issued and sold by us and purchased by the applicable trust that issues a series of preferred securities. It is not complete, and we refer you to the indenture and the form of the junior subordinated debentures, which we filed as exhibits to the registration statement of which this prospectus is a part.

     Unless otherwise specified in the applicable prospectus supplement, each time that we issue a new series of junior subordinated debentures that series will be issued under an indenture between us and Bank One Trust Company, N.A., as indenture trustee. The indenture provides for the issuance from time to time of junior subordinated debentures in an unlimited dollar amount and an unlimited number of series. Only one series of the junior subordinated debentures will be issued to each trust in connection with the issuance of preferred securities by that trust.

     Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debentures in a total principal amount equal to the total liquidation amount of the preferred securities and common securities that the applicable trust issues to us in exchange for the junior subordinated debentures. Concurrently with the issuance of the junior subordinated debentures in exchange for the preferred securities and common securities, we will sell the preferred securities to the public. Unless the applicable prospectus supplement states otherwise, the interest payment provisions for the junior subordinated debentures will correspond to the distribution provisions of the corresponding series of preferred securities.

SPECIFIC TERMS OF EACH SERIES

     Each time that we issue a new series of junior subordinated debentures to the applicable trust, the prospectus supplement relating to that new series will specify the particular amount, price and other terms of these securities. These terms will include:

- the title of the junior subordinated debentures of the series, which will distinguish the junior subordinated debentures of the series from all other junior subordinated debentures;

- the limit, if any, upon the total principal amount of the junior subordinated debentures of the series which may be issued;

- the maturity or the method of determining the maturity;

- the rate or rates, if any, at which the junior subordinated debentures of the series will bear interest, if any, the rate or rates and extent to which interest on overdue amounts, if any, will be payable in respect of any junior subordinated debentures of the series;

- the interest payment dates and the record dates for the interest payable on any interest payment date or the method by which any of the foregoing will be determined;

- the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures of the series will be payable, the place or places where the junior subordinated debentures of the series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the junior subordinated debentures of the series may be made;

- the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debentures of the series may be redeemed, in whole or in part, at our option;

- our obligation or our right, if any, to redeem, repay or purchase the junior subordinated debentures of the series pursuant to any sinking fund, amortization or analogous provisions or upon the happening of a specified event, or at the option of a holder of that security, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which junior subordinated debentures of the series will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

- the denominations in which any junior subordinated debentures of the series will be issuable, if other than denominations of $25 and any integral multiple thereof;

- if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures of the series will be payable, or in which the junior subordinated debentures of the series will be denominated;

- the additions, modifications or deletions, if any, in the events of default described under the caption "Events of Default" below or our covenants described in this prospectus or the applicable prospectus supplement regarding the junior subordinated debentures of the series;

- if other than the principal amount thereof, the portion of the principal amount of junior subordinated debentures of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debentures;

- the additions or changes, if any, to the indenture regarding the junior subordinated debentures of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debentures of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

- any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures of the series or the manner in which the amounts will be determined;

- whether the junior subordinated debentures of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or the portion of the junior subordinated debentures of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debentures of the series;

- Whether any junior subordinated debentures of the series will be issuable in whole or in part in the form of one or more global securities and, in the case, the respective depositaries for the global securities, the form of any legend or legends which will be borne by any global security, if applicable;

- the appointment of any paying agent or agents for the junior subordinated debentures of the series;

- the terms of any right to convert or exchange junior subordinated debentures of the series into any other junior subordinated debentures or other securities or property of ours, and the additions or changes, if any, to the indenture regarding the junior subordinated debentures of the series to permit or facilitate the conversion or exchange;

- the relative degree, if any, to which the junior subordinated debentures of the series will be senior to or be subordinated to other series of junior subordinated debentures in right of payment, whether the other series of junior subordinated debentures are outstanding or not; and

- any other terms of the junior subordinated debentures of the series (which terms will not be inconsistent with the provisions of the indenture).

RANKING

     Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all our senior debt.

SUBORDINATION

     Our obligations under the junior subordinated debentures will be subordinate to all our existing and future senior debt. In addition, the junior subordinated debentures will be effectively subordinated to all existing and future obligations of our subsidiaries. Our obligations under the guarantees are subordinated to the same extent as the junior subordinated securities. This means that we cannot make any payments on the junior subordinated debentures or the guarantees if we are in default on any of its senior debt.

     In addition, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior obligations in full before any payments may be made on the junior subordinated debentures or the guarantees. The indenture, the guarantees and the declaration of trusts do not limit our ability to incur additional senior debt. For more information, see above under the caption "-- Ranking" in this section and below under the caption "Description of the Guarantees -- Ranking" in this prospectus.

     As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, our cash flow and consequent ability to service our debt, including the junior subordinated debentures, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any interest or principal on the junior subordinated debentures or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends by our subsidiaries is contingent upon the earnings of those subsidiaries and is subject to various business considerations in addition to the requirements of federal bank and other regulators and contractual restrictions.

     In addition, since the junior subordinated debentures will be obligations of a holding company, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     Unless stated otherwise in the applicable prospectus supplement, we may dissolve and liquidate a trust and, thereafter, the property trustee would distribute to holders of the corresponding preferred securities and common securities the junior subordinated debentures of the series that such trust had held as its sole asset. If the property trustee distributes the junior subordinated debentures to the holders of the preferred securities and the common securities upon the dissolution and liquidation of such trust, then the junior subordinated debentures will be issued in denominations of $25 principal amount and integral multiples thereof unless otherwise specified in the applicable prospectus supplement. We anticipate that the junior subordinated debentures would be distributed in the form of one or more global securities and that DTC, or any successor depositary for the preferred securities, would act as depositary for the junior subordinated debentures. The depositary arrangements for the junior subordinated debentures would be substantially the same as those in effect for the preferred securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters for the preferred securities, see the caption below under "Book-Entry Issuance" in this prospectus.

OPTION TO DEFER INTEREST PAYMENTS

OPTION TO DEFER INTEREST PAYMENTS

     Unless otherwise stated in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debentures for up to five years of consecutive interest payment periods if the junior subordinated debentures are not in default, but the deferral of interest payments cannot extend beyond the maturity date of the series of junior subordinated debentures. During the deferral period, interest will continue to accrue on the junior subordinated debentures, compounded on the same periodic basis upon which interest otherwise accrues and deferred interest payments will accrue additional interest. No interest will be due and payable on the junior subordinated debentures until the end of the deferral period except upon a redemption of the junior subordinated debentures during a deferral period.

     We may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period, or on any redemption date, we will be obligated to pay all accrued and unpaid interest. Once we pay accrued and unpaid interest on the junior subordinated debentures, we will again be able to defer interest payments on the junior subordinated debentures as described above.

CERTAIN LIMITATIONS DURING A DEFERRAL PERIOD

     During any deferral period, we will not and our subsidiaries will not be permitted to:

- pay a cash dividend or make any other payment or distribution on our capital stock;

- redeem, purchase or make a liquidation payment on any of our capital stock;

- make an interest, principal or premium payment, or repay, repurchase or redeem, any of our junior subordinated debentures that rank equal with or junior to the junior subordinated debentures; or

- make any guarantee payment regarding any guarantee by us of junior subordinated debentures of any of our subsidiaries, if the guarantee ranks equal with or junior to the junior subordinated debentures.

     However, at any time, including during a deferral period, we will be permitted to:

- pay dividends or distributions in additional shares of our capital stock;

- make payments under the guarantee of the series of the preferred securities and the common securities;

- declare or pay a dividend in connection with the implementation of a shareholders' rights plan, or issue stock under such a plan or repurchase such rights; and

- purchase common stock for reissuance pursuant to an employee benefit, dividend reinvestment or stock repurchase plan, or for issuance in an acquisition transaction that was entered into prior to the commencement of that deferral period.

NOTICE PROVISIONS

     If the property trustee is the sole holder of the junior subordinated debentures, we will give the applicable trust, the applicable administrative trustees and property trustee notice if we decide to defer interest payments on the junior subordinated debentures. We will give that notice one business day before the earlier of:

- the next date distributions on the preferred securities are payable; or

- the date the applicable trust is required to give notice to the New York Stock Exchange
  (or any other applicable self regulatory organization) or to holders of the corresponding series of preferred securities of the record date or the date any distribution is payable, but in any event at least one business day before the record date.

     The administrative trustees will give notice to the holders of preferred securities if we decide to defer interest payments on the junior subordinated debentures.

     If the property trustee is not the sole holder of the junior subordinated debentures, we will give the holders notice of any deferral period ten business days prior to the earlier of:

- the next interest payment date; or

- the date we are required to give notice to the New York Stock Exchange (or any other applicable self-regulatory organization) or to holders of the junior subordinated debentures of the record date or payment, date of any related interest payment, but in any event at least two business days prior to the record date.

COVENANTS

LIMITATION ON CERTAIN PAYMENTS

     We will covenant that, so long as any preferred securities issued by a trust remain outstanding, if

- there will have occurred any event of default under the indenture;

- we will be in default regarding our payment of any obligations under our guarantee regarding the trust; or

- we will have given notice of our election to defer interest payments, as described above under "-- Option to Defer Interest and Notices", or such deferral period or any extension of it will be continuing;

then we will not, and will not permit any of our subsidiaries to:

- declare or pay any cash dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock; or

- make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our junior subordinated debentures that rank on a par with or junior in interest to such junior subordinated debentures;

- or make any guarantee payments regarding any guarantee by us of the junior subordinated debentures of any of our subsidiaries if such guarantee ranks on a par with or junior in interest to such junior subordinated debentures.

     However, at any time, including during a deferral period, we may do the following:

- repurchase, redeem or otherwise acquire our capital stock in connection with any of the following:

     - any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants;

     - any dividend reinvestment or stockholder stock purchase plan; or

     - in connection with the issuance of our capital stock (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into before the deferral period;

- exchange or convert:

     - any class or series of our capital stock (or any capital stock of any subsidiary of ours) for any class or series of our capital stock; or

     - any class or series of our indebtedness for any class or series of our capital stock;

- purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

- declare a dividend in connection with any shareholders' rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption or repurchase of any such rights pursuant thereto; and

- declare a dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock.

CERTAIN AFFIRMATIVE COVENANTS

     We will covenant to:

- maintain directly or indirectly 100% ownership of the common securities of the applicable trust;

- cause the applicable trust to remain a Delaware business trust and not to voluntarily dissolve, windup, liquidate or be terminated, except as permitted by the relevant declaration of trust;

- use our commercially reasonable efforts to ensure that the trust will not be an "investment company" for purposes of the Investment Company Act of 1940; and

- take no action that would be reasonably likely to cause the trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

LIMITATION ON CONSOLIDATION, MERGER AND CERTAIN SALES

     We may not consolidate with or merge into any other entity or sell or lease our properties and assets substantially as an entirety to any entity, unless:

- the resulting entity shall be a corporation, partnership or trust organized under U.S. law;

- the resulting entity assumes our obligations under the junior subordinated debentures and the indenture;

- there would be no event of default under the indenture immediately after giving effect to the transaction; and

- in the case of the junior subordinated debentures of a series held by a trust, the consolidation, merger, conveyance, transfer or lease is permitted under the relevant declaration of trust and the guarantee and does not give rise to any breach or violation of these documents.

NO EVENT RISK COVENANT

     In addition, the indenture does not contain any covenants that provide holders of junior subordinated debentures protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction involving us, which may adversely affect holders of junior subordinated debentures.

DENOMINATIONS

     The junior subordinated debentures will be issuable only in registered form, without coupons, and only in denominations of $25 and any integral multiples thereof, unless the applicable prospectus supplement states otherwise.

EVENTS OF DEFAULT, ACCELERATION, RESCISSION OF ACCELERATION AND WAIVERS

EVENTS OF DEFAULT

     An event of default regarding any series of junior subordinated debentures under the indenture is any one of the following events:

- default in the payment of interest, including interest on overdue amounts, for a period of 30 days, subject to our right to defer interest payments as described above under the caption "-- Option to Defer Interest Payments" in this section;

- default in the payment of the principal of or premium, if any;

- default in the performance, or breach, in any material respect, of any of our covenants or warranties for a period of 90 days after notice to us by the indenture trustee or to us and the indenture trustee by holders of at least 25% in principal amount of the outstanding junior subordinated debentures of that series;

- certain events of bankruptcy, insolvency and reorganization involving us; or

- any other event of default pertaining to the particular series of junior subordinated debentures.

ACCELERATION

     If an event of default of the junior subordinated debentures occurs and is continuing, then the indenture trustee or the holders of at least 25% in total principal amount of the outstanding junior subordinated debentures will have the right to declare the principal and the interest due on these securities to be due and payable immediately. If, upon such an event of default, the indenture trustee or holders of at least 25% of the total principal amount of the outstanding junior subordinated debentures fail to declare the payment of all amounts on these securities to be due and payable immediately, then the holders of at least 25% in total liquidation amount of the preferred securities then outstanding will have the right to declare these amounts due and payable immediately.

RESCISSION OF ACCELERATION

     At any time after a declaration of acceleration, as described in the preceding paragraph, has been made and before a judgment or decree for payment of the money due has been obtained by the indenture trustee, then the holders of a majority in total principal amount of the outstanding junior subordinated debentures may rescind the declaration of acceleration if both of the following events have occurred:

- we have paid or deposited with the indenture trustee amounts sufficient to pay the sum of:

     1. all overdue interest;

     2. the principal that has become due, other than by acceleration, and interest on it at the rate borne by the junior subordinated debentures;

     3. interest on overdue interest at the rate borne by the junior subordinated debentures, to the extent that that rate of interest is lawful; and

     4. all amounts paid or advanced by the indenture trustee and its and its counsel's reasonable fees and expenses; and

- all events of default regarding that series of junior subordinated debentures have been cured or waived as described below under the caption "Waiver".

     If the holders of the junior subordinated debentures fail to rescind the declaration of acceleration, then the holders of a majority in total liquidation amount of the preferred securities will have that right.

WAIVERS

     In certain cases, the holders of a majority in principal amount of the outstanding series of junior subordinated debentures may, on behalf of the holders of all junior subordinated debentures of that series, waive any past default or event of default regarding that series or compliance with certain provisions of the indenture. The following defaults may not, however, be waived:

- default in the payment of the principal of and premium or interest on any of that series which has not been cured until that time; or

- a default regarding a covenant or provision of the indenture which cannot be modified or amended,

without the consent of the holder of each outstanding junior subordinated debenture of the series affected.

     Notwithstanding the rights of the holders the junior subordinated debentures to waive certain events of default, covenants and other provisions, as described above, the holders of at least a majority of the total liquidation amount of the outstanding preferred securities will be required to waive any event of default or compliance with any covenant under the indenture.

AGREEMENT BY PURCHASERS OF CERTAIN TAX TREATMENT

     Each junior subordinated debenture will provide that, by acceptance of the junior subordinated debentures, or a beneficial interest therein, the holders of the junior subordinated debentures intend that such junior subordinate debentures constitutes debt and agree to treat it as debt for United States federal, state and local tax purposes.

SATISFACTION AND DISCHARGE

     At our request, the indenture will terminate as to the junior subordinated debentures of any series (except as to any surviving rights of registration of transfer or exchange of junior subordinated debentures) when either:

- all the junior subordinated debentures of that series have been delivered to the indenture trustee for cancellation; or

- all the junior subordinated debentures of that series have become due and payable, will become due and payable at their maturity within one year or are to be called for redemption within one year and we have deposited with the indenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debentures of that series.

AMENDMENTS

AMENDMENTS WITHOUT CONSENT OF HOLDERS

     Without the consent of each holder of the junior subordinated debentures, we may enter, together with the indenture trustee, into one or more supplemental indentures to do the following:

- to evidence the succession of another party to us and the assumption by that party of our covenants under the indenture;

- to add to our covenants for the benefit of the holders of the junior subordinated debentures;

- to cure any ambiguity, to correct or supplement any provision of the indenture which may be inconsistent with any other or to make any other provision which regarding matters or questions under the indenture; provided that any such supplemental indenture may not materially adversely affect the interests of the holders of the junior subordinated debentures or the related preferred securities; or

- to comply with the requirements of the SEC to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939.

AMENDMENTS WITH CONSENT OF HOLDERS

     Without the consent of each holder of an outstanding junior subordinated debenture, we may not and the indenture trustee may not amend the indenture to effect the following changes to the terms and provisions of the junior subordinated debentures:

- to change their maturity;

- to change or reduce the principal amount due;

- to change the interest rate on or any installment of interest due;

- to change the place of payment or the currency in which payment is due;

- to impair the right to sue for enforcement of any such payment on or after the maturity or redemption date of the junior subordinated debentures;

- to modify the subordination provisions in a manner adverse to the holders of the junior subordinated debentures;

- to reduce the outstanding principal amount of junior subordinated debentures that is required for any supplemental indenture or the waiver of defaults or Events of Default as defined in the indenture; or

- to modify this section regarding amendments or the provisions regarding the waiver of past defaults;

provided that no such modifications may be made that adversely affects the holders of the preferred securities.

AMENDMENTS WITHOUT CONSENT OF HOLDERS OF PREFERRED SECURITIES

     Without the consent of each of the holders of preferred securities, no amendment may be made to the indenture that adversely affects the rights of these holders to directly institute a proceeding against us for the enforcement of the payment of interest of or principal on the junior subordinated debentures in the amount of such holders' total liquidation amount of preferred securities.

PAYMENTS AND PAYING AGENTS

     At our option, interest on any series of junior subordinated debentures may be paid:

- by check mailed to the address of the person entitled thereto as it will appear on the junior subordinated debentures register of the series; or

- by wire transfer in immediately available funds at the place and to the account as designated by the person entitled to such payment.

     Initially, the paying agent will be Bank One Trust Company, N.A. We may change the paying agent and may perform that role or have one of our subsidiaries act as paying agent.

REGISTRATION, TRANSFER AND EXCHANGE

     The indenture trustee will keep a security register to register the junior subordinated debentures and to register the transfer and exchanges of junior subordinated debentures for each trust. Holders of junior subordinated debentures may register the transfer of a security upon surrender of the security thus exchanged or transferred. Holders of junior subordinated debentures of any series may exchange their securities for an equal principal amount of other junior subordinated debentures of different authorized denominations of the same series and with the same terms. We will not charge a fee to holders of junior subordinated debentures for any transfer or exchange of these securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of securities.

MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES

     We will replace any mutilated, destroyed, lost or stolen junior subordinated debenture in exchange for a new junior subordinated debenture of the same series of like tenor and principal amount and other terms. Upon the issuance of any new security, we may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the fees and expenses of the trustee, connected with it.

INFORMATION REGARDING THE INDENTURE TRUSTEE

     The indenture trustee, other than during the occurrence and continuance of a default by us under the indenture, undertakes to perform only such duties as are specifically set forth in the indenture. After a default under the indenture, which has not been cured or waived, that is actually known to a responsible officer of the indenture trustee, the indenture trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers vested in it by an indenture at the request of any holder of junior subordinated debentures unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by such action.

GOVERNING LAW

     The indenture will be governed by, and construed in accordance with, the laws of the State of New York.

                              BOOK-ENTRY ISSUANCE

     We have summarized below certain terms relating to the book-entry facilities of the depositary for the preferred securities. To the extent that this summary is inconsistent with the book-entry provisions and description of the preferred securities in the accompanying prospectus supplement, you should rely on the description in the accompanying prospectus supplement.

     The preferred securities of each series will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that each time a trust issues a new series of preferred securities, it will not issue physical certificates that represent ownership of the preferred securities to the purchasers of these securities. Rather, the preferred securities will be represented by one or more global securities. Each global security will be issued to DTC, or its nominee, and held by or on behalf of DTC, or its nominee. DTC will keep a computerized record of its participants (for example, a broker) whose clients have purchased the preferred securities. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

     In the event that junior subordinated debentures are distributed to holders of the corresponding series of preferred securities and common securities, as described under "Description of the Junior Subordinated
Debentures -- Distribution of Junior Subordinated Debentures" in this prospectus, those junior subordinated debentures would be represented by one or more global securities. The book-entry and depositary arrangements for these securities would be substantially similar to those described below for the preferred securities.

RECORDS OF BENEFICIAL INTERESTS

     Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants. DTC has provided the trusts and us with the information that follows. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (which it terms its "direct participants") deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates in definitive form. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

     DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     When you purchase preferred securities through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the preferred securities on DTC's records. When you purchase the preferred securities, you will be the beneficial owner. Your ownership interest will only be recorded on the direct (or indirect) participants' records. DTC will have no knowledge of your individual ownership of the preferred securities. DTC's records only show the identity of the direct participants and the amount of the preferred securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. Instead you will receive these from your direct (or indirect) participant. As a result, the direct (or indirect) participants are responsible for keeping accurate account of the securities holdings of their customers like you.

WIRING OF PAYMENTS

     Each time that a trust issues a new series of preferred securities, the property trustee will wire payments on the preferred securities to DTC's nominee. We, the trust and the property trustee will treat DTC's nominee as the owner of each global security for all purposes. As a result, we, the trust, the property trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security.

REDEMPTION

     Any redemption notices will be sent by us and the trust directly to DTC, who will, in turn, inform the direct participants (or the indirect participants), who will then contact you as a beneficial holder. If less than all of the preferred securities are being redeemed, DTC will proportionally allot the amount of the interest of each direct participant to be redeemed.

     It is DTC's current practice, upon receipt of any payment of distributions or liquidation amount, to credit direct participants' accounts on the payment date based on their holding of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests. However, payments will be the responsibility of the participants and not of DTC, the property trustee, us or the trust.

EXCHANGES

     Preferred securities represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

- DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the trust within 90 days; or

- the trust decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

     If the book-entry only system is discontinued, the property trustee will keep the registration books for the preferred securities of each trust at its corporate office.

EUROCLEAR AND CEDEL

     Links have been established among DTC, Cedel and Euroclear, to facilitate the initial issuance of the preferred securities and cross-market transfers of the preferred securities associated with secondary market trading.

     Although DTC, Cedel and Euroclear have agreed to the procedures provided below in order to facilitate transfers of the preferred securities among their participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Cedel and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (which we refer to as the "U.S. depositaries"), which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

     When preferred securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser must send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. Cedel or Euroclear, as the case may be, will instruct the relevant U.S. depositary to receive the preferred securities against payment. Payment will then be made by such U.S. depositary to the DTC participant's account against delivery of the preferred securities. After settlement has been completed, the preferred securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. Credit for the preferred securities will appear on the next day (in European time).

     Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending preferred securities to the relevant U.S. depositary for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

     Due to time zone differences in their favor, Cedel participants or Euroclear participants may employ their customary procedures for transactions in which preferred securities are to be transferred by the respective clearing system through the relevant U.S. depositary to another DTC participant. The seller must send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct its U.S. depositary to credit the preferred securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Cedel participant or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

                                 ERISA MATTERS

     We may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended (which we refer to as "ERISA"), and a "disqualified person" under corresponding provisions of the Code, regarding certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. Any employee benefit plan proposing to invest in the preferred securities should consult with its legal counsel.

                              PLAN OF DISTRIBUTION

     The trusts may sell their preferred securities in any of three ways:

- through underwriters;

- through agents; or

- directly to a limited number of institutional purchasers or to a single purchaser.

     The prospectus supplement for each series of preferred securities will describe that offering, including:

- the name or names of any underwriters;

- the purchase price and the proceeds to us from that sale;

- any underwriting discounts and other items constituting underwriters' compensation;

- any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

- any securities exchanges on which the securities of that series may be listed.

UNDERWRITERS

     If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase preferred securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the preferred securities of a series if any are purchased.

     The preferred securities will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of preferred securities for whom they may act as agent. Underwriters may sell preferred securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     We may authorize underwriters to solicit offers by certain types of institutions to purchase preferred securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell preferred securities pursuant to these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

AGENTS

     We may also sell preferred securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of the preferred securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the prospectus supplement.

DIRECT SALES

     We may sell preferred securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of preferred securities.

INDEMNIFICATION

     We may indemnify underwriters, dealers or agents who participate in the distribution of preferred securities against certain liabilities, including liabilities under the Securities Act of 1933, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

NO ASSURANCE OF LIQUIDITY

     Each series of preferred securities will be a new issue of securities with no established trading market. Any underwriters that purchase preferred securities from us may make a market in these preferred securities. The underwriters will not be obligated, however, to make such a market and may discontinue market-making at any time without notice to holders of the preferred securities. As a result, we cannot assure you that there will be liquidity in the trading market for any preferred securities of any series.

NASD REQUIREMENTS

     The underwriting and agency arrangements for any offering of the capital securities will comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (which we refer to as the "NASD") regarding an NASD member firm's participating in distributing its affiliate's securities.

                                 LEGAL OPINIONS

     Certain matters of Delaware law relating to each trust will be passed upon for the trusts and BancWest Corporation by Richards, Layton & Finger, P.A., Wilmington, Delaware. The validity of the junior subordinated debentures and the guarantees will be passed upon for BancWest Corporation and the trusts by Simpson Thacher & Bartlett, New York City, New York. Certain United States federal income taxation matters also will be passed upon for BancWest Corporation and the trusts by Simpson Thacher & Bartlett.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemization of all fees and expenses incurred or expected to be incurred by the registrants in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All but the Securities and Exchange Commission registration fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission registration fee.........  $ 79,200
Legal fees and expenses.....................................   270,000
Accounting fees and expenses................................    70,000
Trustees' fees and expenses.................................    16,000
Rating Agency fees..........................................   255,000
Printing and engraving fees and expenses....................    90,000
Miscellaneous fees and expenses.............................    50,000
                                                              --------
          Total.............................................  $830,200

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     BancWest Corporation is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgements and the like in connection with an action, suit or proceeding. Article X of BancWest Corporation's Amended and Restated Bylaws provides for the indemnification of directors and officers under certain circumstances. BancWest Corporation has purchased a standard liability policy, which, subject to any limitations set forth in the policy, indemnifies BancWest Corporation's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error or omission committed while serving in their official capacity.

     BNP Paribas, the holder of 100% of the Class A Common Stock of BancWest Corporation, has agreed to indemnify the persons who serve as Class A directors of BancWest Corporation (who are elected by the holders of the Class A Common Stock) under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding by reason of the fact that the person is or was a Class A director.

     The declaration of trust of each trust also provides that BancWest Corporation shall indemnify the property trustee or any of its affiliates, the Delaware trustee or any of its affiliates, or any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the property trustee and the Delaware trustee for, and hold each such person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under such declaration of trust.

     The declaration of trust of each trust also provides that BancWest Corporation will indemnify, to the full extent permitted by law, any administrative trustee, affiliate of any administrative trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any administrative trustee or any affiliate thereof; or any officer, employee or agent of such trust or its affiliates, each such person referred to herein as a debenture issuer indemnified person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such trust) by reason of the fact that he is or was a debenture issuer indemnified person against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such trust, and, regarding any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the debenture issuer indemnified person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of such trust, and, regarding any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The declaration of trust for each trust also provides that BancWest Corporation shall indemnify, to the full extent permitted by law, any debenture issuer indemnified person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the trust to procure a judgment in its favor by reason of the fact that he is or was a debenture issuer indemnified person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such debenture issuer indemnified person shall have been adjudged to be liable to the trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The declaration of trust of each trust further provides that expenses (including attorneys' fees) incurred by a debenture issuer indemnified person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by BancWest Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such debenture issuer indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by BancWest Corporation as authorized in the declaration of trust.

     Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for indemnification of BancWest Corporation and its officers and directors who signed this registration statement by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS

     The following exhibits are filed as part of this registration statement:

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
Exhibit 1*     Form of Underwriting Agreement.
Exhibit 4(a)   Form of Indenture relating to the Junior Subordinated
               Debentures to be entered by and between BancWest Corporation and Bank One Trust Company, N.A., as Indenture Trustee.
Exhibit 4(b)   Form of Guarantee Agreement to be entered by and between
               BancWest Corporation, as Guarantor, and Bank One Trust
               Company, N.A., as Guarantor Trustee, for the benefit of the holders of Preferred Securities.
Exhibit 4(c)   Form of Junior Subordinated Debenture (included in Article 2 of Exhibit 4(a) hereto).
Exhibit 4(d)   Certificate of Trust of BancWest Capital I.
Exhibit 4(e)   Certificate of Trust of BancWest Capital II.
Exhibit 4(f)   Declaration of Trust of BancWest Capital I
Exhibit 4(g)   Declaration of Trust of BancWest Capital II.
Exhibit 4(h)   Form of Amended and Restated Declaration of Trust (included as Annex B to Exhibit 4(a) hereto).
Exhibit 4(i)   Form of Preferred Security Certificate (included as Exhibit
               A to Exhibit 4(h) hereto).
Exhibit 5(a)   Opinion of Richards, Layton & Finger, P.A. as to the
               validity of the Preferred Securities of BancWest Capital I.
Exhibit 5(b)   Opinion of Richards, Layton & Finger, P.A. as to the
               validity of the Preferred Securities of BancWest Capital II.
Exhibit 5(c)   Opinion of Simpson Thacher & Bartlett regarding the validity of the Guarantee and the Junior Subordinated Debentures of
               each of BancWest Capital I and BancWest Capital II.
Exhibit 8*     Opinion of Simpson Thacher & Bartlett regarding certain tax matters.
Exhibit 12     Computation of Ratio of Earnings to Fixed Charges.
Exhibit 23(a)  Consent of Richards, Layton & Finger, P.A. (included in
               Exhibit 5(a) hereto).
Exhibit 23(b)  Consent of Richards, Layton & Finger, P.A. (included in
               Exhibit 5(b) hereto).
Exhibit 23(c)  Consent of Simpson Thacher & Bartlett (included in Exhibit
               5(c) hereto).
Exhibit 23(d)  Consent of Simpson Thacher & Bartlett (to be included in
               Exhibit 8 hereto).
Exhibit 23(e)  Consent of PricewaterhouseCoopers LLP.
Exhibit 24     Powers of Attorney.
Exhibit 25(a)  Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended ("Form T-1"), of
               Bank One Trust Company, N.A. to act as trustee with respect to the Junior Subordinated Debentures of BancWest
               Corporation, the Guarantees of BancWest Corporation with
               respect to BancWest Capital I, and the Guarantees of
               BancWest Corporation with respect to BancWest Capital II.
Exhibit 25(b)  Form T-1 of Bank One Trust Company, N.A., as trustee, with respect to the Preferred Securities of BancWest Capital I.
Exhibit 25(c)  Form T-1 of Bank One Trust Company, N.A., as trustee, with respect to the Preferred Securities of BancWest Capital II.

---------------
* To be filed by an amendment to the registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by BancWest Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of BancWest Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of BancWest Corporation pursuant to the foregoing provisions, or otherwise, BancWest Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, BancWest Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, BancWest Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Honolulu, the State of Hawaii, on October 25, 2000.

                                          BANCWEST CORPORATION

                                          By: /s/ HOWARD H. KARR
                                            ------------------------------------
                                          Name:  Howard H. Karr
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on October 25, 2000.

                SIGNATURE AND TITLE
                -------------------

              /s/ WALTER A. DODS, JR.                Chairman, Chief Executive Officer and Director
---------------------------------------------------    (Principal Officer)
                Walter A. Dods, Jr.

                /s/ HOWARD H. KARR                   Executive Vice President and Chief Financial
---------------------------------------------------    Officer (Principal Financial and Accounting
                  Howard H. Karr                       Officer)

                */s/ JACQUES ARDANT                  Director
---------------------------------------------------
                  Jacques Ardant

                        **                           Director
---------------------------------------------------
                 John W. A. Buyers

              */s/ JULIA ANN FROHLICH                Director
---------------------------------------------------
                Julia Ann Frohlich

              */s/ ROBERT A. FUHRMAN                 Director
---------------------------------------------------
                 Robert A. Fuhrman

              */s/ PAUL MULLIN GANLEY                Director
---------------------------------------------------
                Paul Mullin Ganley

                */s/ DAVID M. HAIG                   Director
---------------------------------------------------
                   David M. Haig

                 */s/ JOHN A. HOAG                   Director
---------------------------------------------------
                   John A. Hoag

                        **                           Director
---------------------------------------------------
              Bert T. Kobayashi, Jr.

                SIGNATURE AND TITLE
                -------------------
              * /s/ MICHEL LARROUILH                 Director
---------------------------------------------------
                 Michel Larrouilh

               * /s/ PIERRE MARIANI                  Director
---------------------------------------------------
                  Pierre Mariani

              * /s/ YVES MARTRENCHAR                 Director
---------------------------------------------------
                 Yves Martrenchar

                */s/ FUJIO MATSUDA                   Director
---------------------------------------------------
                   Fujio Matsuda

                */s/ DON J. MCGRATH                  Director
---------------------------------------------------
                  Don J. McGrath

                */s/ RODNEY R. PECK                  Director
---------------------------------------------------
                  Rodney R. Peck

                 */s/ JOEL SIBRAC                    Director
---------------------------------------------------
                    Joel Sibrac

                 /s/ JOHN K. TSUI                    Director
---------------------------------------------------
                   John K. Tsui

              */s/ JACQUES HENRI WAHL                Director
---------------------------------------------------
                Jacques Henri Wahl

                        **                           Director
---------------------------------------------------
                  Fred C. Weyand

                 */s/ ROBERT C. WO                   Director
---------------------------------------------------
                   Robert C. Wo

---------------
*  By Power of Attorney

   /s/ HOWARD H. KARR
   ---------------------------------------------------
                                        Attorney-in-Fact
   Name: Howard H. Karr

** Not available for signature.

     Pursuant to the requirements of the Securities Act of 1933, BancWest Capital I and BancWest Capital II each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and had duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Honolulu, the State of Hawaii, on October 25, 2000.

                                          BANCWEST CAPITAL I

                                          By: BANCWEST CORPORATION,
                                              as Sponsor

                                              By: /s/ HOWARD H. KARR
                                              ----------------------------------
                                                  Name:  Howard H. Karr
                                                  Title:   Executive Vice
                                              President
                                                   and Chief Financial Officer

                                          BANCWEST CAPITAL II

                                          By: BANCWEST CORPORATION,
                                              as Sponsor

                                              By: /s/ HOWARD H. KARR
                                              ----------------------------------
                                                  Name:  Howard H. Karr
                                                  Title:   Executive Vice
                                              President
                                                   and Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
Exhibit 1*     Form of Underwriting Agreement.
Exhibit 4(a)   Form of Indenture relating to the Junior Subordinated
               Debentures to be entered by and between BancWest Corporation and Bank One Trust Company, N.A., as Indenture Trustee.
Exhibit 4(b)   Form of Guarantee Agreement to be entered by and between
               BancWest Corporation, as Guarantor, and Bank One Trust
               Company, N.A., as Guarantor Trustee, for the benefit of the holders of Preferred Securities.
Exhibit 4(c)   Form of Junior Subordinated Debenture (included in Article 2 of Exhibit 4(a) hereto).
Exhibit 4(d)   Certificate of Trust of BancWest Capital I.
Exhibit 4(e)   Certificate of Trust of BancWest Capital II.
Exhibit 4(f)   Declaration of Trust of BancWest Capital I
Exhibit 4(g)   Declaration of Trust of BancWest Capital II.
Exhibit 4(h)   Form of Amended and Restated Declaration of Trust (included as Annex B to Exhibit 4(a) hereto).
Exhibit 4(i)   Form of Preferred Security Certificate (included as Exhibit
               A to Exhibit 4(h) hereto).
Exhibit 5(a)   Opinion of Richards, Layton & Finger, P.A. as to the
               validity of the Preferred Securities of BancWest Capital I.
Exhibit 5(b)   Opinion of Richards, Layton & Finger, P.A. as to the
               validity of the Preferred Securities of BancWest Capital II.
Exhibit 5(c)   Opinion of Simpson Thacher & Bartlett regarding the validity of the Guarantee and the Junior Subordinated Debentures of
               each of BancWest Capital I and BancWest Capital II.
Exhibit 8*     Opinion of Simpson Thacher & Bartlett regarding certain tax matters.
Exhibit 12     Computation of Ratio of Earnings to Fixed Charges.
Exhibit 23(a)  Consent of Richards, Layton & Finger, P.A. (included in
               Exhibit 5(a) hereto).
Exhibit 23(b)  Consent of Richards, Layton & Finger, P.A. (included in
               Exhibit 5(b) hereto).
Exhibit 23(c)  Consent of Simpson Thacher & Bartlett (included in Exhibit
               5(c) hereto).
Exhibit 23(d)  Consent of Simpson Thacher & Bartlett (to be included in
               Exhibit 8 hereto).
Exhibit 23(e)  Consent of PricewaterhouseCoopers LLP.
Exhibit 24     Powers of Attorney.
Exhibit 25(a)  Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended ("Form T-1"), of
               Bank One Trust Company, N.A. to act as trustee with respect to the Junior Subordinated Debentures of BancWest
               Corporation, the Guarantees of BancWest Corporation with
               respect to BancWest Capital I, and the Guarantees of
               BancWest Corporation with respect to BancWest Capital II.
Exhibit 25(b)  Form T-1 of Bank One Trust Company, N.A., as trustee, with respect to the Preferred Securities of BancWest Capital I.
Exhibit 25(c)  Form T-1 of Bank One Trust Company, N.A., as trustee, with respect to the Preferred Securities of BancWest Capital II.

---------------
* To be filed by an amendment to the registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.